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                                                                      Exhibit 45

                                                                  CONFORMED COPY
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                                   ADDENDUM TO
                             IRREVOCABLE UNDERTAKING
                                    (Ed Shea)

To:  Ohsea Holdings Limited
     Marine Court
     The Parade
     Cowes
     Isle of Wight
     PO31 7QJ
     ("Offeror")

     WestLB Panmure
     Woolgate Exchange
     25 Basinghall Street
     London
     EC2V 5HA

     Nabarro Wells & Co. Limited
     Saddlers House
     Gutter Lane
     London
     EC2V 6HS

     Rossini plc
     Buckland House
     Waterside Drive
     Langley Business Park
     Slough
     Berkshire
     SL3 6EZ ("Target")

Dated: 15 April, 2003

Scheme of arrangement in relation to the Target

I refer to an irrevocable undertaking dated 7 April, 2003 given by me relating to the proposed scheme of arrangement relating to the Target under section 425 of the Companies Act 1985 (the Irrevocable Undertaking).

I agree that, notwithstanding clause 9(A)(e) of the Irrevocable Undertaking:

(a) my obligations under the Irrevocable Undertaking shall not lapse if the Scheme Document has not been posted to shareholders by 30 April, 2003; and

(b) my obligations under the Irrevocable Undertaking shall instead lapse if the Scheme Document has not been posted to shareholders by 13 May, 2003.

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This addendum is governed by and shall be construed in accordance with English law.

IN WITNESS of which this addendum has been executed as a deed and has been delivered on the date which first appears on page 1.


SIGNED as a deed           )                 /s/   Ed Shea
                                             -----------------------------------
by ED SHEA                 )                 Name: Ed Shea
In the presence of:


Witness's
Signature: Jackie Hodge

Name:      Jackie Hodge

Address:   655 Brea Canyon Road, Walnut, CA 91789

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